Exhibit 99.1

SHUTTERSTOCK ACQUIRES POND5,
THE WORLD’S LARGEST VIDEO MARKETPLACE

The acquisition solidifies Shutterstock’s position as the marketplace leader for premium editorial and commercial video and music content for creative professionals and enterprises

New York, NY, May 11, 2022 - Shutterstock, Inc. (NYSE: SSTK), the leading global creative platform for transformative brands and media companies, today announced the acquisition of Pond5, the world’s largest video-first content marketplace for filmmakers, media organizations, and marketers worldwide. Pond5 is the world’s leading online marketplace for royalty-free and editorial video, with customers including Netflix, Disney, NBC, BBC, Discovery Channel and The Wall Street Journal. Pond5’s comprehensive collection includes 30 million licensable video clips, 1.6 million music tracks and 1.7 million sound effects assets.

This acquisition solidifies Shutterstock’s position as the premium destination for its global customer community for unique access to editorial content, video footage and music. Integrated with Shutterstock’s workflow applications, this expansive content library enables Shutterstock’s global customer community to create with confidence, and provides value to Pond5’s 115K+ contributors, by expanding the distribution of their content to new regions and customers. Shutterstock Studios customers are also able to leverage their access to the offering, integrating clips from Pond5’s unparalleled offering into powerful short form and long form content.

Pond5 combines their vast collection – which can be seen in various destinations, ranging from  films and TV shows including Succession and The Queen’s Gambit, to YouTube videos, video games and Super Bowl ads – with a best-in-class search experience that makes it seamless for creators to find what they need, even for the most unpredictable and niche content searches.

Since its inception in 2006, Pond5 has built an expanding contributor network of over 115,000 active contributors across 180 countries, who upload over 2.5 million assets each month. Additionally, Pond5’s premium editorial content partners, such as Reuters, PA Media and British Movietone, will provide Shutterstock’s global customer community access to up-to-the-minute and archival news footage.

“The acquisition of Pond5 provides immense value for our global customer base, with unparalleled access to one of the largest collections of editorial and commercial video content in the world,” said Jon Oringer, Interim Chief Executive Officer at Shutterstock. "Our contributors will also benefit from having their work showcased on Pond5's platform, expanding their portfolio to new customers."

Jamie Elden, Chief Revenue Officer at Shutterstock said, “With this acquisition, we are able to offer our customers across global agency, corporate, and media channels access to one of the largest premium archival collections in the industry. Shutterstock is constantly reinventing, and this acquisition brings together powerful creators and exceptional content to ensure our customers have world class video, music and editorial collections at their fingertips.”

Tom Crary, CEO at Pond5 said, “We could not be more thrilled to join forces with Shutterstock to lead the video and music space. Our combined editorial offerings will be a competitive force in the market, and offer additional choice to customers with highly exclusive editorial video content.”

Transaction Highlights:

●	Consideration for the transaction consists of $210 million of cash paid at closing
●	Further scales Shutterstock’s video business and expands Shutterstock’s editorial offering with unique and high-quality exclusive video content
●	Complementary customer base with powerful relationships with the world's largest media outlets, social media platforms, and OTT streaming companies
●	Maintaining 2022 revenue and adjusted EBITDA margin guidance
●	Immediately accretive to 2022 adjusted EBITDA, even after one-time transaction related costs

CapM Advisors acted as financial advisor, and Cahill Gordon & Reindel LLP acted as legal advisor to Shutterstock. Jefferies LLC acted as financial advisor, and Goodwin Procter LLP acted as legal advisor to Pond5. Investors can find a link to the presentation materials on the Pond5 transaction at https://investor.shutterstock.com

About Shutterstock, Inc.

Shutterstock, Inc. (NYSE: SSTK), is the leading global creative platform for transformative brands and media companies. Directly and through its group subsidiaries, Shutterstock's comprehensive collection includes high-quality licensed photographs, vectors, illustrations, 3D models, videos and music. Working with its growing community of over 2 million contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 405 million images and more than 25 million video clips available.

Headquartered in New York City, Shutterstock has offices around the world and customers in more than 150 countries. The Company also owns Pond5, the world’s largest video marketplace, TurboSquid, the world’s largest 3D content marketplace, PicMonkey, a leading online graphic design and image editing platform; Offset, a high-end image collection; Shutterstock Studios, an end-to-end custom creative shop; PremiumBeat, a curated royalty-free music library; Shutterstock Editorial, a premier source of editorial images and videos for the world's media; Amper Music, an AI-driven music platform; and Bigstock, a value-oriented stock media offering.

For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

About Pond5
Pond5 strives to create world-class storytellers by providing creators of all types with the content they need to tell stories, share knowledge, and inspire audiences.

Driven by a commitment to its passionate and growing global community of more than 115,000 professional visual and audio artists, Pond5 provides a platform where creative work can flourish, and artists can make a sustainable living with industry-leading revenue shares. Pond5 serves the needs of creators across industries—from individual users to major corporations—with competitive pricing and an array of purchase options including a unique pay per item model. Purchases are backed by a broad and flexible license, a best price guarantee, and a dedicated team standing by to provide expert assistance.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding guidance, industry prospects, future business, future results of operations or financial condition, future dividends, our ability to consummate acquisitions and integrate the businesses we have acquired or may acquire into our existing operations, new or planned features, products or services, management strategies, our competitive position and the COVID-19 pandemic. You can identify forward-looking statements by words such as "may," "will," "would," "should," "could," "expect," "aim," "anticipate," "believe," "estimate," "intend," "plan," "predict," "project," "seek," "potential," "opportunities" and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Such risks and uncertainties include, among others, those discussed under the caption "Risk Factors" in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock's actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Press Contact
Aimée Leabon
press@shutterstock.com
917-563-4991